EXHIBIT 12.3

               SOUTHWESTERN ELECTRIC POWER COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED MARCH 31,1999
                            (Thousands Except Ratio)
                                   (Unaudited)



     Operating Income                                 $148,023

     Adjustments
        Income taxes                                    61,751
        Provision for deferred income taxes            (13,203)
        Deferred investment tax credits                 (4,607)
        Other income and deductions                        774
        Allowance for borrowed and equity funds
             used during construction                    2,180
        Interest portion of financing leases               543
                                                    -----------

               Earnings                               $195,461
                                                    ===========


     Fixed Charges:
        Interest on long-term debt                     $39,227
        Interest on short-term debt and other            9,263
        Distributions on Trust Preferred Securities      8,662
        Interest portion of financing leases               543
                                                    -----------

               Fixed Charges                           $57,695
                                                    ===========


     Ratio of Earnings to Fixed Charges                3.39
                                                    ===========